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                                                                 Exhibit 11
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

(Dollars in millions, shares in thousands,                                     Fully
earnings per share in dollars)                   Earnings      Primary       diluted
                                               per common     earnings      earnings
                                                    share    per share     per share
                                               ----------    ---------     ---------
                  1995
                  ----
Net earnings applicable to common stock           $ 6,573      $ 6,573       $ 6,573
Dividend equivalents (net of tax)
      applicable to deferred incentive
      compensation shares                               -            9             9
                                                  -------      -------       -------
          Earnings for per-share calculations     $ 6,573      $ 6,582       $ 6,582
                                                  -------      -------       -------
Average number of shares outstanding            1,683,812    1,683,812     1,683,812
Average number of deferred incentive
      compensation shares                               -        8,188         8,188
Average stock option shares                             -       13,572        19,759
Average number of restricted stock units                -        1,303         1,574
                                                  -------      -------       -------
          Shares for earnings calculation       1,683,812    1,706,875     1,713,333
                                                  -------      -------       -------
Earnings per share                                  $3.90        $3.86         $3.84
------------------                                  =====        =====         =====

                  1994
                  ----
Net earnings applicable to common stock           $ 4,726      $ 4,726       $ 4,726
Dividend equivalents (net of tax)
      applicable to deferred incentive
      compensation shares                               -            8             8
                                                  -------      -------       -------
          Earnings for per-share calculations     $ 4,726      $ 4,734       $ 4,734
                                                  -------      -------       -------
Average number of shares outstanding            1,708,738    1,708,738     1,708,738
Average number of deferred incentive
      compensation shares                               -        8,555         8,555
Average stock option shares                             -        9,605        10,452
Average number of restricted stock units                -        1,126         1,163
                                                  -------      -------       -------
          Shares for earnings calculation       1,708,738    1,728,024     1,728,908
                                                  -------      -------       -------
Earnings per share                                  $2.77        $2.74         $2.74
------------------                                  =====        =====         =====

Data have been adjusted to reflect 2-for-1 stock split in April 1994.

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
(Dollars in millions, shares in thousands,                                     Fully
earnings per share in dollars)                   Earnings      Primary       diluted
                                               per common     earnings      earnings
                                                    share    per share     per share
                                               ----------    ---------     ---------
                  1993
                  ----
Net earnings applicable to common stock           $ 4,315      $ 4,315       $ 4,315
Dividend equivalents (net of tax)
      applicable to deferred incentive
      compensation shares                               -            7             7
                                                  -------      -------       -------

          Earnings for per-share calculations     $ 4,315      $ 4,322       $ 4,322
                                                  -------      -------       -------

Average number of shares outstanding            1,707,979    1,707,979     1,707,979
Average number of deferred incentive
      compensation shares                               -        8,507         8,507
Average stock option shares                             -        9,234        12,048
                                                  -------      -------       -------
          Shares for earnings calculation       1,707,979    1,725,720     1,728,534
                                                  -------      -------       -------

Earnings per share                                 $2.52 <F1>    $2.50         $2.50
------------------                                  =====        =====         =====

Data have been adjusted to reflect 2-for-1 stock split in April 1994.
<F1> Rounded to $2.52 as a result of the 2-for-1 stock split in April 1994.
